Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Jonathan Doros
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	Jonathan_Doros@symantec.com

SYMANTEC REPORTS FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

Financial Highlights
•	Q4 GAAP revenue $1.115 billion, up 28% year over year; non-GAAP revenue $1.176 billion, up 35% year over year
•	Fiscal Year 2017 (FY17) GAAP revenue $4.019 billion, up 12% year over year; non-GAAP revenue $4.163 billion, up 16% year over year
•	Q4 Enterprise Security segment GAAP revenue up 40%; FY17 Enterprise Security segment GAAP revenue up 22%
•
Q4 Consumer Digital Safety segment GAAP revenue up 13%; FY17 Consumer Digital Safety segment GAAP revenue flat vs. FY16; LifeLock revenue contribution ahead of expectation; forecasting Consumer Digital Safety segment growth in FY18

•	Realized over $300 million of run rate cost efficiencies and integration synergies exiting fiscal 2017, ahead of plan
•	Debt repayment plan ahead of schedule; on track to complete existing $500 million accelerated share repurchase in Q1 fiscal year 2018
•	Raises prior FY2018 EPS guidance

Operational Highlights
•	Accelerating demand for cloud products driven by Enterprise customers designing Symantec into their future cloud security architecture
•	Strong product introductions in Consumer Digital Safety and improved renewal metrics; LifeLock operating metrics above expectations
•	Acquisition integration progress, rapid innovation and cloud adoption position Symantec well for fiscal year 2018

MOUNTAIN VIEW, Calif. – May 10, 2017 – Symantec Corp. (NASDAQ: SYMC) today reported its fourth quarter and fiscal year 2017 results, ended March 31, 2017.

Greg Clark, Symantec CEO said, “Symantec’s fourth quarter results demonstrate consistent execution relative to expectations across our Enterprise and Consumer Digital Safety businesses. The industrial logic of combining Symantec and Blue Coat is proving out, with Enterprise Security growing organically year over year and Blue Coat cloud subscription revenue growing 67%. Our Integrated Cyber Defense Platform is gaining traction with enterprise customers. Our consumer business has transformed from PC malware protection to Consumer Digital Safety, with total addressable market expansion to $10 billion. We are on-track to deliver long-term, sustainable growth and industry-leading profitability as the new Symantec.”

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP definition is provided below.

Results for the Fourth Quarter of Fiscal Year 2017 (Dollars in millions, except EPS)
	4Q17	4Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$1,115	$873	28%	29%
Operating Margin	(16.0%)	14.7%	(3,070) bps	(3,010) bps
Net Income (Loss)	($143)	$2,045	(107%)	N/A
EPS (Diluted)	($0.23)	$3.15	(107%)	N/A
CFFO*	$353	$250	41%	N/A
	4Q17	4Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
Non-GAAP
Revenue	$1,176	$873	35%	36%
Operating Margin	26.7%	24.5%	220 bps	240 bps
Net Income	$184	$147	25%	N/A
EPS (Diluted)	$0.28	$0.22	27%	N/A
*Cash Flow from Operating Activities

First Quarter 2018 Guidance (Dollars in millions, except EPS and FX rate)
	1Q18	FX Adj. Y/Y Growth
GAAP
Revenue	$1,133 - $1,163	31% – 34%
Enterprise Security	$618 – $638	31% – 35%
Consumer Digital Safety	$515 – $525	30% – 33%
Operating Margin	(10%) – (8%)	N/A
EPS	(0.25) – ($0.21)	N/A
Non-GAAP
Revenue	$1,185 - $1,215	37% – 40%
Enterprise Security	$640 – $660	36% – 40%
Consumer Digital Safety	$545 – $555	38% – 40%
Operating Margin	27% – 29%	N/A
EPS (Diluted)	$0.28 – $0.32	N/A
Non-GAAP Tax Rate	29.5%	N/A
Basic Share Count	609 million	N/A
GAAP Fully Diluted Share Count	609 million	N/A
Non-GAAP Fully Diluted Share Count	667 million	N/A
FX Rate ($/€)	$1.07	N/A

Fiscal Year 2018 Guidance (Dollars in millions, except EPS and FX rate)
	FY18	FX Adj. Y/Y Growth
GAAP
Revenue	$4,977 - $5,077	25% – 27%
Enterprise Security	$2,780 – $2,850	19% – 22%
Consumer Digital Safety	$2,198 – $2,228	33% – 35%
Operating Margin	4% – 5%	N/A
EPS	$0.03 – $0.13	N/A
Non-GAAP
Revenue	$5,100 - $5,200	24% – 26%
Enterprise Security	$2,840 – $2,910	16% – 19%
Consumer Digital Safety	$2,260 – $2,290	35% – 37%
Operating Margin	36% – 37%	N/A
EPS (Diluted)	$1.75 – $1.85	N/A
Non-GAAP Tax Rate	29.5%	N/A
Basic Share Count	616 million	N/A
GAAP Fully Diluted Share Count	675 million	N/A
Non-GAAP Fully Diluted Share Count	675 million	N/A
FX Rate ($/€)	$1.07	N/A

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on June 21, 2017, to all shareholders of record as of the close of business on June 7, 2017.

Symantec will also host its 2017 Financial Analyst Day on June 8, 2017. The event will be webcast live and can be found on Symantec’s investor relations page.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss its fourth quarter fiscal 2017 results, ended March 31, 2017 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early on May 10 and give the operator conference ID number 9642787.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news.

Symantec, the Symantec Logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “First Quarter 2018 Guidance (Dollars in millions, except EPS and FX rate)”  and “Fiscal Year 2018 Guidance (Dollars in millions, except EPS and FX rate)” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, and product release schedule, Symantec’s competitive advantages and market opportunities and Symantec’s cost reduction, integration and synergy efforts and outcomes.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: changes in certificate authority standards that impact our webs security business the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2016.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue, certain acquisition and integration costs, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2017	April 1, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$4,247	$5,983
Accounts receivable, net	649	556
Other current assets	428	420
Total current assets	5,324	6,959
Property and equipment, net	937	957
Intangible assets, net	3,004	443
Goodwill	8,627	3,148
Equity investments	158	157
Other long-term assets	124	103
Total assets	$18,174	$11,767
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$180	$175
Accrued compensation and benefits	272	219
Current portion of long-term debt	1,310	-
Deferred revenue	2,353	2,279
Income taxes payable	30	941
Other current liabilities	477	419
Total current liabilities	4,622	4,033
Long-term debt	6,876	2,207
Long-term deferred revenue	434	359
Long-term deferred tax liabilities	2,401	1,235
Long-term income taxes payable	251	160
Other long-term obligations	103	97
Total liabilities	14,687	8,091
Total stockholders' equity	3,487	3,676
Total liabilities and stockholders' equity	$18,174	$11,767

(1) Derived from audited consolidated financial statements. Certain amounts have been reclassified to conform with the fiscal year 2017 presentation.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	March 31,	April 1,		Constant
	2017	2016	Actual	Currency (1)
Net revenues	$1,115	$873	28%	29%
Cost of revenues	259	147	76%	76%
Gross profit	856	726	18%	19%
Operating expenses:
Sales and marketing	453	308
Research and development	249	177
General and administrative	204	77
Amortization of intangible assets	56	16
Restructuring, separation, transition, and other	72	20
Total operating expenses	1,034	598	73%	73%
Operating income (loss)	(178)	128	-239%	-236%
Interest income	7	4
Interest expense	(74)	(19)
Other income (expense), net	(3)	3
Income (loss) from continuing operations before income taxes	(248)	116	-314%	N/A
Income tax expense (benefit)	(71)	1,129
Loss from continuing operations	(177)	(1,013)
Income from discontinued operations, net of income taxes	34	3,058
Net income (loss)	$(143)	$2,045	-107%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.29)	$(1.56)
Discontinued operations	0.06	4.70
Net income (loss) per share – basic	(0.23)	3.15
Income (loss) per share – diluted:
Continuing operations	$(0.29)	$(1.56)
Discontinued operations	0.06	4.70
Net income (loss) per share – diluted	(0.23)	3.15
Weighted-average shares outstanding – basic	618	650
Weighted-average shares outstanding – diluted	618	650
Cash dividends declared per common share	$0.075	$4.15

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

			Year-Over-Year
	Year Ended		Growth Rate
	March 31,	April 1,		Constant
	2017	2016	Actual	Currency (1)
Net revenues	$4,019	$3,600	12%	11%
Cost of revenues	853	615	39%	39%
Gross profit	3,166	2,985	6%	5%
Operating expenses:
Sales and marketing	1,459	1,292
Research and development	823	748
General and administrative	564	295
Amortization of intangible assets	147	57
Restructuring, separation, transition, and other	273	136
Total operating expenses	3,266	2,528	29%	30%
Operating income (loss)	(100)	457	-122%	-129%
Interest income	21	10
Interest expense	(208)	(75)
Other income, net	25	-
Income (loss) from continuing operations before income taxes	(262)	392	-167%	N/A
Income tax expense (benefit)	(26)	1,213
Loss from continuing operations	(236)	(821)
Income from discontinued operations, net of income taxes	130	3,309
Net income (loss)	$(106)	$2,488	-104%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.38)	$(1.23)
Discontinued operations	0.21	4.94
Net income (loss) per share – basic	(0.17)	3.71
Income (loss) per share – diluted:
Continuing operations	$(0.38)	$(1.23)
Discontinued operations	0.21	4.94
Net income (loss) per share – diluted	(0.17)	3.71
Weighted-average shares outstanding – basic	618	670
Weighted-average shares outstanding – diluted	618	670
Cash dividends declared per common share	$0.30	$4.60

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Year Ended
	March 31, 2017	April 1, 2016
OPERATING ACTIVITIES:
Net income (loss)	$(106)	$2,488
Income from discontinued operations, net of income taxes	(130)	(3,309)
Adjustments to continuing operating activities:
Depreciation and amortization	530	304
Stock-based compensation expense	440	161
Deferred income taxes	(168)	1,082
Other	32	7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	45	38
Accounts payable	(67)	(69)
Accrued compensation and benefits	20	(7)
Deferred revenue	125	20
Income taxes payable	(904)	693
Other assets	117	(3)
Other liabilities	(90)	51
Net cash provided by (used in) continuing operating activities	(156)	1,456
Net cash used in discontinued operating activities	(64)	(660)
Net cash provided by (used in) operating activities	(220)	796
INVESTING ACTIVITIES:
Purchases of property and equipment	(70)	(272)
Payments for acquisitions, net of cash acquired	(6,736)	(4)
Purchases of short-term investments	-	(378)
Proceeds from maturities and sale of short-term investments	31	1,355
Proceeds from divestiture, net of cash contributed	7	6,535
Other	2	-
Net cash provided by (used in) continuing investing activities	(6,766)	7,236
Net cash used in discontinued investing activities	-	(63)
Net cash provided by (used in) investing activities	(6,766)	7,173
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(107)	(368)
Proceeds from issuance of debt, net of issuance costs	6,069	500
Net proceeds from sales of common stock under employee stock plans	95	65
Tax payments related to restricted stock units	(65)	(39)
Dividends and dividend equivalents paid	(222)	(3,030)
Repurchases of common stock	(500)	(1,868)
Other	21	6
Net cash provided by (used in) continuing financing activities	5,291	(4,734)
Net cash used in discontinued financing activities	-	(30)
Net cash provided by (used in) financing activities	5,291	(4,764)
Effect of exchange rate fluctuations on cash and cash equivalents	(41)	(96)
Change in cash and cash equivalents	(1,736)	3,109
Beginning cash and cash equivalents	5,983	2,874
Ending cash and cash equivalents	$4,247	$5,983

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	March 31, 2017			April 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (3)
Net revenues (2)	$1,115	$61	$1,176	$873	$-	$873	35%	36%
Gross profit:	$856	$122	$978	$726	$9	$735	33%	34%
Deferred revenue fair value adjustment (2)		61			-
Stock-based compensation		7			3
Amortization of intangible assets		54			6
Gross margin %	76.8%	6.4%	83.2%	83.2%	1.0%	84.2%	-100 bps	-90 bps
Operating expenses:	$1,034	$(370)	$664	$598	$(77)	$521	27%	28%
Stock-based compensation		(202)			(41)
Amortization of intangible assets		(56)			(16)
Restructuring, separation, transition, and other		(72)			(20)
Acquisition and integration costs		(40)			-
Operating expenses as a % of revenue	92.7%	-36.2%	56.5%	68.5%	-8.8%	59.7%	-320 bps	-330 bps
Operating income (loss)	$(178)	$492	$314	$128	$86	$214	47%	49%
Operating margin %	-16.0%	42.7%	26.7%	14.7%	9.8%	24.5%	220 bps	240 bps
Net income (loss):	$(143)	$327	$184	$2,045	$(1,898)	$147	25%	N/A
Gross profit adjustment		122			9
Operating expenses adjustment		370			77
Non-cash interest expense and amortization of debt issuance costs		16			-
Income tax effects and adjustments		(147)			1,074
Total net income adjustment from discontinued operations		(34)			(3,058)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.29)	$0.57	$0.28	$(1.56)	$1.78	$0.22
Income per share from discontinued operations	0.06	(0.06)	-	4.70	(4.70)	-
Diluted net income (loss) per share (4)	(0.23)	0.51	0.28	3.15	(2.93)	0.22	27%	N/A
Diluted weighted-average shares outstanding	618	45	663	650	6	656	1%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior periods.
(4) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Year Ended						Non-GAAP Growth Rate
	March 31, 2017			April 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (4)
Net revenues (2)	$4,019	$144	$4,163	$3,600	$-	$3,600	16%	15%
Gross profit:	$3,166	$335	$3,501	$2,985	$60	$3,045	15%	14%
Deferred revenue fair value adjustment (2)		144			-
Unallocated corporate charges		-			22
Stock-based compensation		21			10
Amortization of intangible assets		146			28
Inventory fair value adjustment (3)		24			-
Gross margin %	78.8%	5.3%	84.1%	82.9%	1.7%	84.6%	-50 bps	-60 bps
Operating expenses:	$3,266	$(959)	$2,307	$2,528	$(509)	$2,019	14%	15%
Unallocated corporate charges		-			(164)
Stock-based compensation		(419)			(152)
Amortization of intangible assets		(147)			(57)
Restructuring, separation, transition, and other		(273)			(136)
Acquisition and integration costs		(120)			-
Operating expenses as a % of revenue	81.3%	-25.9%	55.4%	70.2%	-14.1%	56.1%	-70 bps	-20 bps
Operating income (loss)	$(100)	$1,294	$1,194	$457	$569	$1,026	16%	13%
Operating margin %	-2.5%	31.2%	28.7%	12.7%	15.8%	28.5%	20 bps	-40 bps
Net income (loss):	$(106)	$868	$762	$2,488	$(1,790)	$698	9%	N/A
Gross profit adjustment		335			60
Operating expenses adjustment		959			509
Non-cash interest expense and amortization of debt issuance costs		36			-
Income tax effects and adjustments		(332)			950
Total net income adjustment from discontinued operations		(130)			(3,309)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.38)	$1.56	$1.18	$(1.23)	$2.26	$1.03
Income per share from discontinued operations	0.21	(0.21)	-	4.94	(4.94)	-
Diluted net income (loss) per share	(0.17)	1.35	1.18	3.71	(2.68)	1.03	15%	N/A
Diluted weighted-average shares outstanding	618	27	645	670	6	676	-5%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat inventory fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(4) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	March 31, 2017			April 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Revenues
Total Revenues (2)	$1,115	$61	$1,176	$873
Total Y/Y Growth Rate	28%	7%	35%	-3%
Total Y/Y Growth Rate in Constant Currency (3)	29%	7%	36%	-2%
Revenues by Segment
Consumer Digital Safety	$459	$28	$487	$406
Enterprise Security (2)	656	33	689	467
Revenues by Segment - Y/Y Growth Rate
Consumer Digital Safety	13%	7%	20%	0%
Enterprise Security	40%	8%	48%	-5%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (3)
Consumer Digital Safety	14%	7%	21%	0%
Enterprise Security	41%	8%	49%	-4%
Revenues by Geography
International	$497	$17	$514	$417
U.S.	618	44	662	456
Revenues by Geography - Y/Y Growth Rate
International	19%	4%	23%	-6%
U.S.	36%	9%	45%	0%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (3)
International	20%	5%	25%	-5%
U.S.	36%	9%	45%	0%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Revenue Detail (1)
(Dollars in millions, unaudited)

	Year Ended
	March 31, 2017			April 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Revenues
Total Revenues (2)	$4,019	$144	$4,163	$3,600
Total Y/Y Growth Rate	12%	4%	16%	-9%
Total Y/Y Growth Rate in Constant Currency (3)	11%	4%	15%	-4%
Revenues by Segment
Consumer Digital Safety	$1,664	$28	$1,692	$1,670
Enterprise Security (2)	2,355	116	2,471	1,930
Revenues by Segment - Y/Y Growth Rate
Consumer Digital Safety	0%	1%	1%	-11%
Enterprise Security	22%	6%	28%	-7%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (3)
Consumer Digital Safety	-1%	1%	0%	-7%
Enterprise Security	22%	6%	28%	-2%
Revenues by Geography
International	$1,914	$57	$1,971	$1,703
U.S.	2,105	87	2,192	1,897
Revenues by Geography - Y/Y Growth Rate
International	12%	4%	16%	-15%
U.S.	11%	5%	16%	-3%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (3)
International	12%	4%	16%	-6%
U.S.	11%	5%	16%	-3%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	March 31, 2017			April 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Operating Income (Loss) by Segment
Consumer Digital Safety	$177	$28	$205	$217
Enterprise Security (2)	76	33	109	(3)
Total Operating Income by Segment	253	61	314	214
Reconciling Items:
Stock-based compensation	209	(209)	-	43
Amortization of intangible assets	110	(110)	-	23
Restructuring, separation, transition, and other	72	(72)	-	20
Acquisition and integration costs	40	(40)	-	-
Total Consolidated Operating Income (Loss)	$(178)	$492	$314	$128
Operating Margin by Segment
Consumer Digital Safety	39%	3%	42%	53%
Enterprise Security	12%	4%	16%	-1%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments as a result of purchase accounting. Please see Appendix A for further information.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Year Ended
	March 31, 2017			April 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Operating Income (Loss) by Segment
Consumer Digital Safety	$839	$28	$867	$924
Enterprise Security (2)	187	140	327	102
Total Operating Income by Segment	1,026	168	1,194	1,026
Reconciling Items:
Unallocated corporate charges (3)	-	-	-	186
Stock-based compensation	440	(440)	-	161
Amortization of intangible assets	293	(293)	-	86
Restructuring, separation, transition, and other	273	(273)	-	136
Acquisition and integration costs	120	(120)	-	-
Total Consolidated Operating Income (Loss)	$(100)	$1,294	$1,194	$457
Operating Margin by Segment
Consumer Digital Safety	50%	1%	51%	55%
Enterprise Security	8%	5%	13%	5%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the fiscal year ended March 31, 2017 relates to the Blue Coat and LifeLock deferred revenue fair value adjustments of $116 million and $28 million, respectively, and inventory fair value adjustments of $24 million, as a result of purchase accounting. Please see Appendix A for further information.
(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

First Quarter Fiscal Year 2018
Revenue Guidance	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,133 - $1,163	28% - 32%	31% - 34%
Add back:
Deferred revenue fair value adjustment	$52	6%	6%
Non-GAAP revenue range (4)	$1,185 - $1,215	34% - 37%	37% - 40%

Segment Revenue Guidance	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP Consumer Digital Safety revenue range	$515 - $525	28% - 30%	30% - 33%
Add back:
Deferred revenue fair value adjustment	$30	8%	8%
Non-GAAP Consumer Digital Safety revenue range (4)	$545 - $555	35% - 38%	38% - 40%
GAAP Enterprise Security revenue range	$618 - $638	28% - 33%	31% - 35%
Add back:
Deferred revenue fair value adjustment	$22	5%	5%
Non-GAAP Enterprise Security revenue range (4)	$640 - $660	33% - 37%	36% - 40%

	Three Months Ending June 30, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	(10%) - (8%)	--
Add back:
Deferred revenue fair value adjustment	3%
Stock-based compensation	13%
Other non-GAAP adjustments	21%
Non-GAAP operating margin	27% - 29%	--

	Three Months Ending June 30, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.25) - ($0.21)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.06
Stock-based compensation, net of taxes	$0.16
Other non-GAAP adjustments, net of taxes	$0.31
Non-GAAP diluted earnings per share range	$0.28 - $0.32	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.
(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2018
Revenue Guidance	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (2)
GAAP revenue range (3)	$4,977 - $5,077	24% - 26%	25% - 27%
Add back:
Deferred revenue fair value adjustment	$123	(1%)	(1%)
Non-GAAP revenue range	$5,100 - $5,200	23% - 25%	24% - 26%

Segment Revenue Guidance	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (2)
GAAP Consumer Digital Safety revenue range	$2,198 - $2,228	32% - 34%	33% - 35%
Add back:
Deferred revenue fair value adjustment	$62	2%	2%
Non-GAAP Consumer Digital Safety revenue range (3)	$2,260 - $2,290	34% - 35%	35% - 37%
GAAP Enterprise Security revenue range	$2,780 - $2,850	18% - 21%	19% - 22%
Add back:
Deferred revenue fair value adjustment	$60	(3%)	(3%)
Non-GAAP Enterprise Security revenue range	$2,840 - $2,910	15% - 18%	16% - 19%

	Year Ending March 30, 2018
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	4% - 5%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	12%
Other non-GAAP adjustments	18%
Non-GAAP operating margin	36% - 37%	--

	Year Ending March 30, 2018
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.03 - $0.13	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.12
Stock-based compensation, net of taxes	$0.57
Other non-GAAP adjustments, net of taxes	$1.03
Non-GAAP diluted earnings per share range	$1.75 - $1.85	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the current exchange rates in effect during the respective prior period.

(3) The total percentages and amounts may not add due to rounding.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.

Gain on sale of Veritas:  Our management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures. The disposition resulted in a net gain of $3.0 billion, which is presented as part of income from discontinued operations, net of income taxes in the Consolidated Statements of Operations for fiscal 2016.

Deferred revenue fair value adjustment:  Our non-GAAP net revenues eliminates the impact of the Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we the acquirer would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our U.S. GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments.  In addition, our management uses non-GAAP net revenues, excluding the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends.  Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP net revenues. Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues in fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Unallocated corporate charges:  A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of our past operating performance to current operating results.

Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. The following table sets forth our stock-based compensation expenses for the reported periods:

	Twelve Months Ended
	March 31,	April 1,
	2017	2016
Cost of revenue	$21	$10
Sales and marketing	107	53
Research and development	110	56
General and administrative	202	42
Total continuing operations
stock-based compensation	$440	$161

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A (continued)

Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat and LifeLock acquisitions. These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Restructuring, separation, transition and other:  We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt.  We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Income tax effects and adjustments:  Our non-GAAP tax rate for the fourth quarter of fiscal 2017 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Deferred taxes on foreign earnings:  In the fourth quarter of fiscal 2016, we recorded $1.1 billion in income tax expense related to unremitted earnings of foreign subsidiaries that were formerly considered to be permanently invested in our operations outside the U.S. This charge is presented in loss from continuing operations in the Consolidated Statements of Operations for the fourth quarter of fiscal 2016.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.